Exhibit 3.1

K-SWISS INC.

a Delaware corporation

SECOND AMENDED AND RESTATED

BYLAWS

ARTICLE I

Offices

SECTION 1.1 Registered Office. The registered office of K-Swiss Inc. (the “Corporation”) shall be fixed in the Certificate of Incorporation of the Corporation.

SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the “Board”) may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.

SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 2.1 Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware that may be designated by the Board or pursuant to authority hereinafter granted by the Board.

SECTION 2.2 Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly come before such meetings shall be held at such place, if any, on such date, and at such time as the Board shall determine by resolution.

SECTION 2.3 Special Meetings. Special meetings of stockholders of the Corporation for any purpose or purposes may only be called in accordance with the provisions of the Certificate of Incorporation.

SECTION 2.4 Notice of Meetings.

(A) Except as otherwise provided herein or required by applicable law, notice of the place, if any, date, and time of each meeting of stockholders, whether annual or special, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation or to the last known mailing address of such stockholder. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary or transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the DGCL. Except as otherwise expressly required by applicable law, no publication of any notice of a meeting of stockholders shall be required.

(B) Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable law or who shall have waived such notice, either before or after the meeting, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(C) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting shall be given in conformity herewith.

SECTION 2.5 Organization of Meetings.

(A) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by a person designated in accordance with Article IV of these Bylaws, or in the absence of all such persons designated in accordance with Article IV of these Bylaws, by a chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. The Secretary, or in his or her absence, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(B) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

SECTION 2.6 Quorum. Except as otherwise required by applicable law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof; provided that where a separate vote by a class or series is required, the holders of record of a majority in voting interest of the shares of stock of such class or series entitled to vote on such matter, present in person or by proxy, shall constitute a quorum entitled to take such action with respect to such matter. Subject to the requirement of a larger percentage vote contained in the Certificate of Incorporation, these Bylaws, or the DGCL, the stockholders present at a duly called or held meeting at which a quorum initially is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, the chairman of the meeting or the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, may adjourn such meeting from time to time without notice other than announcement at the meeting and except as provided in Section 2.4(C), until a quorum in present. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.7 Voting.

(A) Except as otherwise provided in the Certificate of Incorporation or by applicable law, each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation on the record date determined in accordance with Section 6.7.

(B) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon subject to the provisions of the Certificate of Incorporation and the Certificates of Designations with respect to the Corporation’s capital stock. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the DGCL.

(C) Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy appointed by an instrument in writing, which may be in the form of a telegram, cablegram or other means of electronic transmission, subscribed by such stockholder or by such stockholder’s attorney thereunto authorized and delivered to the Secretary of the Corporation; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy.

(D) At any meeting of stockholders, all corporate actions, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by applicable law, shall be authorized by the vote of the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, provided a quorum is present, and where a separate vote by class or series is required, if a quorum of such class or series is present, such corporate action shall be authorized by the affirmative vote of the holders of record of a majority in voting interest of the shares of stock of such class or series entitled to be voted thereat, present in person or by proxy. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 2.8 List of Stockholders. The Secretary or other officer of the Corporation having charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (B) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote in person or by proxy at the meeting and entitled to examine the list required by this Section 2.8.

SECTION 2.9 Inspectors. Prior to each meeting of stockholders, the Board shall appoint an inspector or inspectors to act at the meeting or its adjournment and make a written report thereof. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspectors shall (A) determine the number of shares outstanding, the number of shares represented at the meeting and entitled to vote on each question, the number of votes entitled to be cast by each share, the existence of a quorum, and the authenticity, validity and effect of proxies, (B) conduct and accept the votes, (C) determine when the voting is completed, (D) ascertain and report the number of shares voted respectively for and against each question, (E) determine, and retain for a reasonable period a record of the disposition of, any challenge made to any determination made by such judges, and (F) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. Reports of inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Any report or certificate made by the inspectors shall be prima facie evidence of the facts stated therein. An inspector need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which such officer shall have a material interest. No director or nominee for the office of director shall be appointed as an inspector. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

SECTION 2.10 Advance Notice of Stockholder Nominations and Other Business.

(A) Annual Meeting

(i) At an annual meeting of the stockholders, only such nominations shall be considered and only such other business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(A).

(ii) For nominations or other business to be properly brought before an annual meeting of the stockholders by a stockholder pursuant to clause (b) of the foregoing Section 2.10(A)(i), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper subject for stockholder action. To be timely, a stockholders’ notice must be delivered to the Secretary of the Corporation at the principal offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the first public announcement (as defined below) made by the Corporation of the date of such meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b) as to any other business the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) any material interest in such business of the stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed , and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment);

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made or the other business is being proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2) the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and

(3) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business; and

(d) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is being proposed, as to such beneficial owner:

(1) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting;

(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

(4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or approve or adopt the other business being proposed and/or (y) otherwise to solicit proxies from stockholders in support of such nomination or other business.

In addition, the Corporation may require any proposed nominee to furnish such other information as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director. The foregoing notice requirements of this Section 2.10(A)(ii) shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(B) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(B) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by Section 2.10(A)(ii)(c)-(d) shall be delivered to the Secretary at the principal offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the first public announcement made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by applicable law, the Chairman of the Board shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or other business in compliance with such stockholder’s representation as required by Section 2.10(A)(ii)(d)(4). If any proposed nomination or other business is not made or proposed in compliance with this Section 2.10, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be considered. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by applicable law, if the stockholder does not provide the information required under Section 2.10(A)(ii)(c) and Section 2.10(A)(ii)(d) to the Corporation within five business days following the record date for an annual or special meeting of stockholders or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting to present a nomination or other business, such nomination shall be disregarded and such other business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal of such other business at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 2.10, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii) Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 2.11 Meetings by Remote Communication. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (A) participate in a meeting of stockholders and (B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

Board of Directors

SECTION 3.1 General Powers. Subject to any requirements in the Certificate of Incorporation, these Bylaws, or the DGCL as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board to the fullest extent permitted by applicable law. In addition to the powers these Bylaws expressly confer upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by the Certificate of Incorporation, these Bylaws or applicable law to be exercised or done by the stockholders.

SECTION 3.2 Number and Term of Office. Until this Section 3.2 is amended by a resolution duly adopted by the Board or by the stockholders of the Corporation, in either case in accordance with the provisions of Article XII or Article XIII, as applicable, of the Certificate of Incorporation, the authorized number of directors of the Corporation shall be as follows: (A) until the election of directors at the 2009 Annual Meeting of Stockholders, the authorized number of directors shall be six (6) and (B) effective concurrently with the election of directors at the 2009 Annual Meeting of Stockholders and thereafter, the authorized number of directors shall be five (5); provided, however, that the authorized number of directors of the Corporation shall be increased to nine immediately upon presentation to the Board, or to the Corporation as set forth in Article IX of the Certificate of Incorporation, of a written consent to such increase signed by the holders of a majority of shares of Class B Common Stock then outstanding. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until such director’s successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws.

SECTION 3.3 Election of Directors. Except as provided in Section 3.6, the directors shall be elected by the stockholders of the Corporation, and at each election, the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto. A director is sometimes referred to herein as a “Class A director” or “Class B director”, and a directorship is sometimes referred to herein as a “Class A Common Stock directorship” or a “Class B Common Stock directorship”, depending on whether the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock are entitled to vote to elect such a director to fill such directorship.

SECTION 3.4 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time or upon the happening of an event specified therein, or, if the time or an event be not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.5 Removal. Any director of the Corporation or the entire Board may be removed from office, with or without cause, at any time by the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors; provided, however, that if the holders of any class or series of shares are entitled to elect one or more directors, this Section 3.5 shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares of the Corporation as a whole.

SECTION 3.6 Vacancies. Any vacancy in any Class B Common Stock directorship, whether because of death, resignation, disqualification, an increase in the number of directors, removal or any other cause, unless otherwise provided by applicable law, shall be filled solely by vote of a majority of shares of Class B Common Stock then outstanding. Any vacancy in any Class A Common Stock directorship, whether because of death, resignation, disqualification, an increase in the number of directors entitled to be elected by the holders of Class A Common Stock, removal, or any other cause, unless otherwise provided by applicable law, shall be filled by the vote of a majority of the remaining Class A directors, although less than a quorum, or by a sole remaining Class A director; provided, however, that in the event that there is no remaining Class A director, then such vacancy shall be filled by vote of a majority of shares of Class A Common Stock then outstanding. Each director chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

SECTION 3.7 Place of Meeting; Participation in Meetings by Conference Telephone. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.8 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. Except as provided by applicable law, notice of regular meetings need not be given.

SECTION 3.9 Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the President. The person or persons authorized to call special meetings of the Board may fix the place and time of such meeting. Except as otherwise provided by applicable law or by these Bylaws, notice of the time and place of special meetings shall be delivered personally, by telephone or by electronic transmission to each director, or sent to each director by mail, charges prepaid, addressed to such director at such director’s address as it appears on the records of the Corporation, or, if it does not so appear on such records, at such director’s residence or usual place of business. In case such notice is mailed, it shall be deposited in the United States mail at least five days prior to the time of the holding of the meeting. In case such notice is delivered personally, by telephone or by electronic transmission, as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. Such methods of providing notice as above provided shall be due, legal and personal notice to such director. Except as otherwise required by applicable law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, or to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.10 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or by applicable law, the presence of a majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board. The directors present at a duly called or held meeting at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of enough directors to leave less than a quorum remaining, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, the chairman of any meeting or a majority of directors present at the meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board or a committee thereof, and the individual directors shall have no power as such.

SECTION 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing or by electronic transmission is given thereto by all members of the Board or of such committee, as the case may be, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the Board.

SECTION 3.12 Compensation. Directors who are not employees of the Corporation or any of its subsidiaries may receive such compensation for their service as directors and such reimbursement of expenses related to their service as may be fixed or determined by resolution of the Board.

SECTION 3.13 Committees. The Board may, by resolution passed by a majority of the whole Board and all of the Class B directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board and the Class B directors establishing such committee and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

SECTION 3.14 Rules and Regulations. The Board or any committee thereof may adopt such rules and regulations not inconsistent with the provisions of the Certificate of Incorporation, these Bylaws or applicable law for the conduct of its meetings and, in the case of the Board, for the management of the business and affairs of the Corporation, as the Board or such committee shall deem proper.

SECTION 3.15 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

ARTICLE IV

Officers

SECTION 4.1 Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, a Chief Operating Officer, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Treasurer, a Controller and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3 hereof. Any two offices described in this Article IV may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required the Certificate of Incorporation, these Bylaws or applicable law to be executed, acknowledged or verified by two or more officers.

SECTION 4.2 Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.6 hereof, shall be chosen annually by the Board at the first meeting thereof, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.3 Other Officers. In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.4 Compensation. The compensation of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by, or in the manner determined by, the Board and may be altered by, or in the manner determined by, the Board from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

SECTION 4.5 Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board passed by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party.

SECTION 4.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

SECTION 4.7 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board. The Chairman of the Board shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and perform such other duties as may be prescribed by these Bylaws or from time to time be assigned to the Chairman of the Board by the Board.

SECTION 4.8 Chief Financial Officer. The Chief Financial Officer shall exercise and perform the duties of the office of chief financial officer and in general have supervision of the financial operations of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by these Bylaws or from time to time be assigned to the Chief Financial Officer by the Board, the Chairman of the Board or any other officer of the Corporation to whom the Chief Financial Officer may report.

SECTION 4.9 President. The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may be prescribed by these Bylaws or from time to time be assigned to the President by the Board, the Chairman of the Board or any other officer of the Corporation to whom the President may report. In the absence or disability of the Chairman of the Board, or in the event and during the period of a vacancy in that office, the President shall perform all the duties of the Chairman of the Board, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

SECTION 4.10 Vice President. Each Vice President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may be prescribed by these Bylaws or from time to time be assigned to such Vice President by the Board, the Chairman of the Board or any other officer of the Corporation to whom such Vice President may report. In the absence or disability of the Chairman of the Board and the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

SECTION 4.11 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes of all meetings of directors and stockholders and a share register or a duplicate share register. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board or any committee thereof required by these Bylaws or by applicable law to be given, and shall keep the seal of the Corporation in safe custody. The Secretary shall have such other powers and perform such other duties as may be prescribed by these Bylaws or from time to time be assigned to the Secretary by the Board, the Chairman of the Board or any officer of the Corporation to whom the Secretary may report. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.9 hereof, then any such person or persons may give notice of any such special meeting.

SECTION 4.12 Treasurer. The Treasurer shall supervise, have custody of and be responsible for all funds and securities of the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation and shall disburse the same as may be ordered or authorized by the Board. The Treasurer shall have such other powers and perform such other duties as may be prescribed by these Bylaws or from time to time be assigned to the Treasurer by the Board, the Chairman of the Board or any other officer of the Corporation to whom the Treasurer may report.

SECTION 4.13 Chief Operating Officer. The Chief Operating Officer shall have such powers and perform such duties with respect to the operations of the Corporation as may be prescribed by these Bylaws or from time to time be assigned to the Chief Operating Officer by the Board, the Chairman of the Board or any other officer of the Corporation to whom the Chief Operating Officer may report.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or authorized by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

SECTION 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board or appropriate officers of the Corporation) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI

Shares and Their Transfer; Record Date

SECTION 6.1 Certificates for Stock. Shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President or any Vice President, and by the Secretary or the Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock whether or not represented by such certificates, the number and class or series of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Upon a holder’s request, the Corporation shall provide evidence of any equivalent uncertificated shares. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificated or uncertificated share or shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.5 hereof.

SECTION 6.2 Special Designations on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation shall furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Section 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the Corporation shall furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 6.3 Transfers of Stock. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purpose as regards the Corporation. Transfers of shares of stock of the Corporation shall be registered on the books of the Corporation or a transfer agent appointed as provided in Section 6.4, and may only be made upon instruction of the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or transfer agent for such stock, and the payment of all taxes thereon. Upon surrender of a certificate of shares to the Corporation or its transfer agent, with proper transfer instructions and an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, all as the Corporation or its agents may require, the Corporation shall cancel the old certificate and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, and of payment of transfer taxes as the Corporation or its agents may require, the Corporation shall cancel such uncertificated shares and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for registration of transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.4 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.5 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, the Corporation may issue new equivalent certificated or uncertificated shares in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity by the registered holder or such registered holder’s legal representative to the Corporation in such form and in such sum as the Board may direct; provided, however, that such new shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

SECTION 6.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

SECTION 6.7 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action other than to consent to corporate action in writing or by electronic transmission without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If the Board shall not fix such a record date, then (A) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (B) the record date in the case of any other action other than to consent to corporate action in writing or by electronic transmission shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

Indemnification

SECTION 7.1 Scope of Indemnification and Advancement of Expenses.

(A) The Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL (but in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”). To the fullest extent permitted by the DGCL, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement.

(B) In addition to the right to indemnification conferred in Section 7.1(A), an indemnitee shall, to the fullest extent permitted by the DGCL, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to indemnification under this Article VII.

SECTION 7.2 Procedure for Obtaining Indemnification or Advancement of Expenses.

(A) To receive indemnification under this Article VII, an indemnitee shall submit to the Corporation a written request, which shall include documentation or information which is necessary to determine whether indemnification is payable under this Article VII and which is reasonably available to the indemnitee. Upon receipt by the Corporation of such a written request, if required by the DGCL (but only if required by the DGCL), a determination regarding whether indemnification is payable under this Article VII shall be made, based upon the facts known at the time, (i) by the Board, by a vote of a majority of the directors who are not parties to the action, suit or proceeding with respect to which indemnification is sought, at a meeting at which there is a quorum consisting solely of such disinterested directors, (ii) by a committee of such disinterested directors designated by a vote of a majority of the disinterested directors, at a meeting at which there is a quorum consisting solely of such disinterested directors, (iii) if such a quorum is not obtainable, or, even if obtainable, if directed by a majority of disinterested directors at a meeting of the Board or a committee of the Board at which there is a quorum consisting solely of such disinterested directors, by independent legal counsel in a written opinion, (iv) by the stockholders of the Corporation or (v) by a court of competent jurisdiction in a final, nonappealable adjudication. All such indemnification shall be paid in full within 60 days after the Corporation receives the indemnitee’s written request therefor, unless a determination is made that the claims giving rise to the indemnitee’s request are not payable under this Article VII.

(B) To receive an advancement of expenses under this Article VII, an indemnitee shall submit to the Corporation a written request, which shall reasonably evidence the costs and expenses incurred by the indemnitee and shall include or be accompanied an undertaking by or on behalf of the indemnitee to repay any expenses advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappeable adjudication that the indemnitee is not entitled to indemnification under this Article VII. All payments to be made on account of the Corporation’s advancement obligations under this Article VII shall be made within 20 days after the Corporation receives the indemnitee’s written request therefor.

SECTION 7.3 Enforcement of Indemnification; Burden of Proof.

(A) If a request for indemnification or advancement of expenses under this Article VII is not paid in full by or on behalf of the Corporation within the time periods specified in Section 7.2, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of any claim for indemnification or advancement of expenses. If successful in whole or in part in such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the indemnitee also shall be entitled to be paid all the expense incurred in connection with bringing or defending such claim.

(B) If a prior determination has been made that a claim for indemnification is not payable under this Article VII, the burden of proving that indemnification is required under this Article VII shall be on the indemnitee. If no such prior determination shall have been made, the Corporation shall have the burden of proving that indemnification is not required under this Article VII. In any suit brought by the indemnitee to enforce a right to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses, the Corporation shall have the burden of proving that advancement is not required under this Article VII.

(C) In any suit brought by the indemnitee to enforce a right to indemnification under this Article VII (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that indemnification is not permitted by applicable law. Further, in any suit by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that indemnification is not permitted by applicable law. Neither the failure of the Corporation (including its directors who are not party to the action, suit or proceeding with respect to which indemnification is sought, a committee of such directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination that the indemnitee is not entitled to be indemnification, shall create a presumption that the indemnitee is not entitled to indemnification or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

SECTION 7.4 Non-Exclusivity of Rights. The indemnification and right to advancement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the DGCL, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

SECTION 7.5 Insurance, Etc. The Corporation may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any indemnitee against any liability which may be asserted against such indemnitee. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided in this Article VII.

SECTION 7.6 Authority to Enter into Indemnification Agreements. The Corporation shall have the power to enter into agreements with any director, officer, employee or agent in furtherance of the provisions of this Article VII to provide for the payment of such amounts as may be appropriate, in the discretion of the Board, to effect indemnification and advancement of expenses as provided in this Article VII.

SECTION 7.7 Nature of Rights. The rights conferred upon indemnitees in this Article VII shall vest at the time an individual becomes a director, officer, employee or agent of the Corporation and shall be contract rights. Such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall be binding upon and inure to the benefit of the indemnitee’s heirs, personal representatives and estate. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any action, suit or proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SECTION 7.8 Settlement of Claims. The Corporation shall have no obligation to indemnify any indemnitee under this Article VII for any amounts paid in a settlement of any action, suit or proceeding effected without the Corporation’s prior written consent. Neither the Corporation nor the indemnitee shall unreasonably withhold their consent to any proposed settlement.

SECTION 7.9 Subrogation. In the event of payment under this Article VII by or on behalf of the Corporation, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers that may be required and shall do all things that may be necessary to secure such rights, including, without limitation, the execution of such documents as may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

SECTION 7.10 Severability. In the event that any provision of this Article VII is determined by a court to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article VII shall be enforceable in accordance with their terms.

ARTICLE VIII

Miscellaneous

SECTION 8.1 Seal. The Board may adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware. The seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer.

SECTION 8.2 Amendments. Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board or by the stockholders at any annual or special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of such meeting.

SECTION 8.3 Representation of Other Corporations. The Chairman of the Board or the President or the Secretary or any Vice President of the Corporation (or any other officer of officers of the Corporation who shall from time to time be determined by the Board or appropriate officers of the Corporation) is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

SECTION 8.4 Maintenance and Inspection of Records. The Corporation shall, either at its principal office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

SECTION 8.5 Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

The foregoing Bylaws were adopted by the Board of Directors on March 27, 2009.

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